UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2004

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)           Appointment of Principal Officers

On November 9, 2004, Jay S. Nydick was appointed to the position of President of the Company.  Mr. Nydick, age 40, comes to iStar Financial after spending the last 14 years at Goldman, Sachs & Co.  He most recently served as a Managing Director based in Hong Kong, heading Goldman’s Corporate Finance Group for non-Japan Asia and as a member of the Products and Financial Sponsors Group based in New York.  Prior to his assignment in Asia, Mr. Nydick was in Goldman’s Real Estate Investment Banking Group, co-headed the firm’s Lodging and Gaming Business and spent time in the Debt Capital Markets and Derivatives Group.  During his career, he has been involved in a broad range of transactions including mergers, acquisitions, debt and equity financings, LBOs, and the development of innovative products across many different markets in the world.

Mr. Nydick holds a bachelors degree from Cornell University and a master’s in business administration from Columbia University.

The Company’s press release is attached hereto as Exhibit 99.1.

A copy of the employment agreement between the Company and Mr. Nydick will be filed by an amendment to this Report.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit 99.1	Press release of iStar Financial Inc. dated November 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: November 9, 2004	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: November 9, 2004	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of iStar Financial Inc. dated November 9, 2004.